Exhibit 1.02

Silicon Image, Inc.
Conflict Minerals Report
For The Reporting Period January 1 to December 31, 2013

This Conflict Minerals Report (CMR) has been prepared by Silicon Image, Inc. (including our subsidiaries, referred to collectively in this Report as “Silicon Image”, “we”, “our” and “us”).  This CMR for the reporting period January 1 to December 31, 2013 is presented to comply with the final conflict minerals implementing rules (Final Rules) promulgated by the Securities and Exchange Commission (SEC), as modified by SEC guidance issued on April 29, 2014 and the SEC order issued on May 2, 2014.  The Final Rules were adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as codified in Section 13(p) of the Securities Exchange Act of 1934.  The Final Rules impose certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten and gold.

To comply with the Final Rules, we conducted due diligence on the origin, source and chain of custody of the conflict minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these conflict minerals originated in the Democratic Republic of Congo or an adjoining country (collectively, Covered Countries) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, Silicon Image is not required to describe any of its products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be ‘DRC conflict free,’” and therefore makes no conclusion in this regard in the report presented herein.  Furthermore, given that Silicon Image has not voluntarily elected to describe any of its products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

Company and Product Description

Silicon Image is a leading provider of video, audio and data connectivity solutions for the mobile, consumer electronics and personal computer markets.  Our offerings include semiconductor, firmware, intellectual property and related service offerings which enable consumers to reliably connect their devices in home, office and mobile environments. For purposes of this CMR, references to our “products” refer to our semiconductor and firmware products, and references to our “suppliers” refer to our direct product suppliers.

Conflict Minerals Analysis and Reasonable Country of Origin Inquiry

Based on a review of our products and our reasonable country of origin inquiry (RCOI), we have concluded that:

•	our products contain conflict minerals that are necessary to the functionality or production of such products; and

•	we are unable to determine whether our products contain conflict minerals that originated in the Covered Countries.

Part 1. Due Diligence

1.1 Design of Due Diligence

Our due diligence processes and efforts have been developed in accordance with the 2nd edition of the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold and for tin, tantalum and tungsten (the OECD Guidance).

1.2 Due Diligence Measures Performed

We performed the following measures during the reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products that we had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources:

•
Designed and adopted a risk management plan that includes due diligence reviews of suppliers which we identified may be sourcing or processing conflict minerals from the Covered Countries which may not be from recycled or scrap sources.

•
Conducted supply chain surveys of our active suppliers using a template developed by the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI), known as the Conflict Minerals Reporting Template. The template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. This template is being widely adopted by many companies in their due diligence processes related to conflict minerals.

•	Contacted suppliers on responses to supply chain surveys that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.

•
Compared smelters and refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation from the CFSP or other independent third party audit program.

•
Implemented a risk mitigation response plan to monitor and track suppliers, smelters and refiners identified as not meeting the requirements set forth in our Conflict Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements.

Part 2. Product Description

2.1 Results of our Due Diligence Measures

As a result of our due diligence, our suppliers have identified 201 smelters and refineries.  Of those, 86 smelters and refineries are identified by the CFSI as known smelters and refineries, and 115 smelters and refineries are not validated or verified by the CFSI.  Among the 86 known smelters and refineries, 63 are on the CFSI's certified conflict-free smelter list, and the remainder are progressing towards CFSI validation.  Attached as Addendum A is a list of the smelters and refineries that have been identified by our suppliers with their countries of origin.

2.2 Steps to Mitigate Risk

We intend to take the following steps to continue to mitigate the risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries:

•	enhance supplier communication, training and escalation process to improve due diligence data accuracy and completion;

•	continue to influence additional smelters and refineries in our supply chain to obtain CFSI conflict-free status; and

•	encourage suppliers who are sourcing from non-conflict-free smelters to revise their sourcing strategies in favor of CFSI-certified smelters within a reasonable time frame.

FORWARD LOOKING STATEMENTS

Statements relating to due diligence improvements are forward-looking in nature and are based on Silicon Image’s management's current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Silicon Image’s control and which could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third party materials or references to websites (including Silicon Image’s) are not incorporated by reference in, or considered to be a part of this CMR, unless expressly incorporated by reference herein.

Addendum A

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold- & Silberscheideanstalt	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Mineração Ltda	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corp	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Phillipines
Gold	Caridad	Mexico
Gold	Chimet SpA	Italy
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Daejin Indus Co. Ltd	Republic of Korea
Gold	DaeryongENC	Republic of Korea
Gold	Do Sung Corporation	Republic of Korea
Gold	Dongguan Standard Electronic Material.Co.,Ltd	China
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	FSE Novosibirsk Refinery	Russia
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hwasung CJ Co. Ltd	Republic of Korea
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc	USA
Gold	Johnson Matthey Limited	Canada
Gold	JX Nippon Mining & Metals Co., Ltd	Japan
Gold	Kennecott Utah Copper	United States
Gold	Kojima Chemicals Co. Ltd	Japan
Gold	Korea Metal Co. Ltd	Republic of Korea
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	China
Gold	LingbaoJinyuan tonghui	China
Gold	LS-Nikko Copper Inc	Republic of Korea
Gold	Materion	United States
Gold	Matsuda Sangyo Co. Ltd	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MK electron	Republic of Korea
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD	Japan
Gold	Ningbo Kangqiang	China

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Ohio Precious Metals LLC.	United States
Gold	PAMP SA	Switzerland
Gold	Pan Pacific Copper Co. LTD	Japan
Gold	Perth Mint (Western Australia Mint)	Australia
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samwon Metals Corp	Republic of Korea
Gold	Scotia Mocatta	Hong Kong
Gold	SEMPSA Joyeria Plateria SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Shenzhen Tiancheng Chemical Co LTD	China
Gold	SMM	Japan
Gold	So Accurate Refining Group	United States
Gold	Solar Applied Materials Taiwan	Taiwan
Gold	Sumitomo Metal Mining Co. Ltd.	Japan
Gold	Suzhou Xingrui Noble	China
Gold	Tai zhou chang san Jiao electron Co.,Ltd	China
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Technic Inc	United States
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co. Ltd	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co;Ltd	China
Gold	Torecom	Republic of Korea
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	W.C. Heraeus GmbH	Germany
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Williams/ Williams Brewster	United States
Gold	Xstrata Canada Corporation	Canada
Gold	Yokohama Metal Co Ltd	Japan
Gold	Zhaojin Gold & Silver Refinery Co.,Ltd	China
Gold	Zhaojin refining	China
Gold	Zhongjin Gold Corporation Limited	China
Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X	China
Tantalum	Global Advanced Metals	United States
Tantalum	H.C. Starck GmbH	Germany
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	China
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee	Austria
Tantalum	Ulba	Kazakhstan
Tantalum	Zhuzhou Cement Carbide	China

Metal	Smelter Name	Smelter Facility Location: Country
Tin	Alpha Metals	United States
Tin	American Iron and Metal	Canada
Tin	Bangka Tin,Mentok,PT Timah (Persero) TBK	Indonesia
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Brazil
Tin	China Minmetals	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cookson	United States
Tin	Cooper Santa	Brazil
Tin	CV DS Jaya Abadi	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	EM Vinto	Bolivia
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Funsur	Peru
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Zili Metallurgy Co.	China
Tin	Gold Bell Group	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	IBF IND Brasileira De Ferroligas LTDA	Brazil
Tin	IMLI	Indonesia
Tin	Indonesian State Tin Corporation	Indonesia
Tin	Indonesian Tin Ingot	Indonesia
Tin	Jean Goldschmidt International	Belgium
Tin	Jiangxi Nanshan	China
Tin	Ketapang	Indonesia
Tin	Linwu Xianggui Smelter Co	China
Tin	Liuzhou China Tin	China
Tin	Malaysia Smelting Corp	Malaysia
Tin	MCP Metal Specialist Inc.	United Kingdom
Tin	Mentok	Indonesia
Tin	Metallo Chimique	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nathan Trotter	United States
Tin	Novosibirsk Integrated Tin Works	Russia
Tin	OMSA	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia

Metal	Smelter Name	Smelter Facility Location: Country
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Indra Eramulti Logam Industri	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Refined Banka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd	Republic of Korea
Tin	Soft Metais LTDA	Brazil
Tin	Thailand Smelting and Refining Co. Ltd.	Thailand
Tin	Thaisarco	Thailand
Tin	Traxys	France
Tin	WC Heraeus Hanau	Germany
Tin	Westfalenzinn	Germany
Tin	White Solder Metalurgia	Brazil
Tin	Wilhelm Westmetall	Germany
Tin	Yunnan Chengfeng	China
Tin	Yunnan Tin Company Limited	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ATI Firth Sterling	United States
Tungsten	ATI Tungsten Materials	United States
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Exotech Inc.	United States
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	Ganzhou Huaxing Tungsten Products Co. Ltd.	China
Tungsten	Ganzhou Sinda W&Mo Co. Ltd.	China
Tungsten	Global Tungsten & Powders Corp	United States
Tungsten	HC Starck GmbH	Germany
Tungsten	Hunan Chenzhou Mining Group Co	China
Tungsten	Japan New Metals Co Ltd	Japan
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China
Tungsten	Kennametal Inc.	United States
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Company CJSC	Russia
Tungsten	Xiamen Tungsten Co Ltd	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China